Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-03 of Ferrellgas, L.P. on Form S-3 of our report, which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles, dated November 4, 2004, relating to the consolidated balance sheets of Ferrellgas, Inc. and Subsidiaries as of July 31, 2004 and 2003 appearing in this Current Report on Form 8-K of Ferrellgas, L. P.

Deloitte & Touche, LLP

Kansas City, Missouri
November 4, 2004